UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2021

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective January 26, 2021, the Board of Directors (the “Board”) of Akebia Therapeutics, Inc. (the “Company”) appointed Violetta Cotreau as the Company’s principal accounting officer. David A. Spellman, who had previously been designated as the Company’s principal accounting officer, will continue in his roles as the Company’s Senior Vice President, Chief Financial Officer, Treasurer and principal financial officer.

Ms. Cotreau, age 48, joined the Company as its Senior Vice President and Chief Accounting Officer in December 2020. From December 2016 to November 2020, Ms. Cotreau held various positions at AMAG Pharmaceuticals, Inc., a biopharmaceutical company (“AMAG”), most recently as Senior Vice President and Corporate Controller and before that as Vice President, Corporate Controller and Executive Director of Accounting and Corporate Controller, where she led, among other processes, the accounting function for AMAG. From October 2014 to December 2016, Ms. Cotreau served as Senior Director, Corporate Accounting at Hologic, Inc., a medical technology company (“Hologic”). Prior to that, Ms. Cotreau held a number of other positions at Hologic, including Director of Corporate Accounting from February 2011 to October 2014, Director of Revenue Accounting from December 2009 to February 2011, Senior Revenue Manager from April 2008 to December 2009 and Accounting Manager from December 2004 to April 2008. Prior to Hologic, Ms. Cotreau held several other accounting-related positions at various companies. Ms. Cotreau received a B.S. in accounting from the University of Massachusetts - Lowell.

No amendments or modifications of Ms. Cotreau’s existing terms of employment were made in connection with her appointment as principal accounting officer. In connection with Ms. Cotreau’s initial employment by the Company in December 2020, the Company entered into an offer letter with Ms. Cotreau, which provides for Ms. Cotreau’s at-will employment for an indefinite term (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Cotreau receives a base salary of $350,000 per year and has an individual bonus target of 35% of her base salary. Ms. Cotreau also received a signing bonus of $60,000. On December 31, 2020 (the “Grant Date”), the Company granted Ms. Cotreau options to purchase 42,000 shares of the Company’s common stock pursuant to the Company’s inducement award program as an inducement material to her entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Options”). The Options have an exercise price of $2.80, which is equal to the closing price of the Company’s common stock, par value $0.00001 per share (“Common Stock”), on The Nasdaq Global Market on the Grant Date and vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the Options grant date and the remaining 75% of the underlying shares vesting in equal quarterly installments thereafter, subject to Ms. Cotreau’s continuous employment by the Company. The Company also granted Ms. Cotreau restricted stock units (the “RSUs”) for 12,900 shares of the Company’s Common Stock on the Grant Date pursuant to the Company’s 2014 Incentive Plan, as amended. The RSUs vest on the first anniversary of the Grant Date, subject to Ms. Cotreau’s continuous employment by the Company.

In addition, the Company entered into an Executive Severance Agreement with Ms. Cotreau, pursuant to which the Company agreed to provide certain severance benefits to Ms. Cotreau, including, in the event of termination by the Company without Cause or Good Reason (in each case, as such term is defined in the Executive Severance Agreement), continuation of pay of her then-base salary for a period of nine months.

There is no arrangement or understanding between Ms. Cotreau and any other person pursuant to which Ms. Cotreau was selected as the Company’s principal accounting officer. There is no family relationship between Ms. Cotreau and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Cotreau is not, and has not been since January 1, 2020, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of RegulationS-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: January 28, 2021	By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer